Exhibit 21.1
ENERSYS
Subsidiaries

EnerSys Argentina S.A.	Argentina
EnerSys Australia Pty Ltd.	Australia
ICS Industries Pty Ltd.	Australia
ICS Sheet Metal Pty Ltd.	Australia
Alpha Technologies Pty. Ltd.	Australia
EnerSys GmbH	Austria
EnerSys Belgium BV	Belgium
EnerSys Brasil Ltda.	Brazil
EnerSys Participacoes Ltda.	Brazil
Industrial Battery Holding Ltda.	Brazil
Alpha Innovations Industria e Comercio de Produtos Eletronicos Ltda.	Brazil
EnerSys Bulgaria EOOD	Bulgaria
EnerSys Canada Inc.	Canada
Alpha Technologies Ltd.	Canada
EnerSys Cayman Euro L.P.	Cayman Islands
EnerSys Cayman Holdings L.P.	Cayman Islands
EnerSys Cayman Inc.	Cayman Islands
YCI, Inc.	Cayman Islands
EnerSystem Chile Ltda.	Chile
EnerSys (Chaozhou) Huada Batteries Company Limited	China
EnerSys (China) Huada Batteries Company Limited	China
EnerSys (Chongqing) Huada Batteries Company Limited	China
EnerSys (Jiangsu) Huada Batteries Company Limited (94.7%) *	China
EnerSys (Yangzhou) Huada Batteries Co. Ltd.	China
EnerSys, s.r.o.	Czech Republic
EnerSys A/S	Denmark
EnerSys Europe Oy	Finland
EnerSys SARL	France
EnerSys SNC	France
Hawker GmbH	Germany
EnerSys AE	Greece
EnerSys Asia Limited	Hong Kong
Telecomponents & Supply (Hong Kong) Ltd.	Hong Kong
EnerSys Hungária Kft.	Hungary
EnerSys Battery Private Limited	India
EnerSys India Batteries Private Ltd.	India
Alpha Tech Energy Solutions India Private Limited	India
EnerSys S.r.l.	Italy
EnerSys Holdings (Luxembourg) Sarl	Luxembourg
EnerSys (Luxembourg) Finance Sarl	Luxembourg

DCPM Engineering Sdn Bhd	Malaysia
EnerSys Malaysia Sdn Bhd	Malaysia
MIB Energy Sdn Bhd	Malaysia
UTS Holdings Sdn Bhd	Malaysia
UTS Technology (JB) Sdn Bhd	Malaysia
UTS Technology (PG) Sdn Bhd	Malaysia
EnerSys de Mexico, S de R.L. de CV	Mexico
EnerSys de Mexico II, S de R.L. de CV	Mexico
Powersonic, S de R.L. de CV	Mexico
Yecoltd, S. de R.L. de CV	Mexico
Batterias Hawker de Mexico S. de R.L. de C.V.	Mexico
Alpha Mexico Network Power S.A. de C.V.	Mexico
Riverfront Holding S. de R.L. de C.V.	Mexico
Alpha Innovations Mexico S. de R.L. de C.V.	Mexico
ENAS Industrial Batteries Morocco Sarl	Morocco
EnerSys AS	Norway
EnerSys sp. z o.o.	Poland
EnerSys JSC	Russia
Battery Power International Pte Ltd.	Singapore
EnerSys Reserve Power Pte. Ltd.	Singapore
EnerSys South East Asia Pte. Ltd.	Singapore
NaviSemi Energy Pte Ltd.	Singapore
EnerSys, s.r.o.	Slovak Republic
Acumuladores Industriales EnerSys SA	Spain
EnerSys AB	Sweden
Purcell Systems International AB	Sweden
N Holding AB	Sweden
EH Batterien AG	Switzerland
EH Europe GmbH	Switzerland
EH Global Holdings GmbH	Switzerland
EH Swiss Holdings GmbH	Switzerland
EnerSys BV	The Netherlands
Enersys Akü Sanaya Dis Ticaret Limited Sirketi	Turkey
EnerSys LLC	Ukraine
ABSL Power Solutions Ltd.	United Kingdom
EnerSys Holdings UK Ltd.	United Kingdom
EnerSys Ltd.	United Kingdom
NaviSemi Inc.	California
ABSL Power Solutions Inc.	Delaware
EnerSys Advanced Systems Inc.	Delaware
EnerSys Capital Inc.	Delaware
EnerSys Delaware Inc.	Delaware
EnerSys Delaware LLC I	Delaware
EnerSys Delaware LLC II	Delaware
EnerSys Delaware LLC III	Delaware

EnerSys Delaware LLC IV	Delaware
EnerSys Delaware LLC V	Delaware
EnerSys Energy Products Inc.	Delaware
EnerSys Finance LLC	Delaware
EnerSys European Holding Co.	Delaware
EnerSys Mexico Holdings LLC	Delaware
EnerSys Mexico Management LLC	Delaware
Esfinco, LLC	Delaware
Hawker Powersource, Inc.	Delaware
Hawker Power Systems, Inc.	Delaware
Purcell Systems, Inc.	Delaware
Quallion LLC	Delaware
New Pacifico Realty, Inc.	Nevada
Alpha Technologies Services, Inc.	Nevada

*    Majority-owned by EnerSys with the remaining interests held by third parties.